UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  May 2, 2012

(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  001-31390

Delaware	06-1195422
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2400 Xenium Lane North

Plymouth, Minnesota 55441

(Address of principal executive offices, including zip code)

(763) 551-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On May 2, 2012, the Board of Directors (the “Board”) of Christopher & Banks Corporation (the “Company”) elected David A. Levin, William F. Sharpe, III and Patricia A. Stensrud to the Board as new directors, effective May 3, 2012.  Mr. Levin will become a member of the Compensation Committee effective May 3, 2012; Mr. Sharpe will become a member of the Audit and Compensation Committees on May 3, 2012; and Ms. Stensrud will become a member of the Audit Committee on May 3, 2012.

David A. Levin, 60, is currently the President and Chief Executive Officer of Casual Male Retail Group (“CMRG”), the largest specialty retailer of big and tall men’s apparel, a position he has held since April 2000.  From 1999 to 2000, he served as the Executive Vice President of eOutlet.com.  Mr. Levin was President of Camp Coleman, a division of The Coleman Company, from 1998 to 1999.  Prior to that, Mr. Levin was President of Parade of Shoes, a division of J. Baker, Inc., from 1995 to 1997.  Mr. Levin was also President of Prestige Fragrance & Cosmetics, a division of Revlon, Inc., from 1991 to 1995.  Mr. Levin serves on the board of CMRG.

William F. Sharpe, III, 49, has served as a Partner and Managing Director of Quetico Partners, LLC, a boutique investment banking firm, from September 2009 to the present.  From July 2007 to August 2009 he was Chief Operating Officer and a Managing Director of Lazard Middle Market, following the acquisition by Lazard, Freres & Company of Goldsmith Agio Helms & Lynner, LLC (“Goldsmith-Agio”).  He was with Goldsmith-Agio from February 1998 to July 2007, most recently serving as Chief Operating Officer and a Partner.

Patricia A. Stensrud, 64, has from May 2011 to the present served as President of A&H Manufacturing, a worldwide package design and manufacturing company with operations in the United States, China and the United Kingdom.  She is the founder of and served as Managing Partner of Hudson Rivers Partners, LLC, which is focused on private real estate investment and advisory due diligence for various merger and acquisition initiatives, from January 2006 to April 2011.  In November 2010, Ms. Stensrud co-founded The SilkRoute Partnership, a consulting and advisory firm providing strategic branding development expertise in the People’s Republic of China.  Ms. Stensrud serves on the board of Crown Crafts, Inc.

For their service on the Board of Directors, Mr. Levin, Mr. Sharpe and Ms. Stensrud will receive, on a prorated basis, an annual cash retainer of $48,000.  In addition, for their service on the Audit Committee, Mr. Sharpe and Ms. Stensrud will receive, on a prorated basis, an annual cash retainer of $6,000.  For service on the Compensation Committee, Mr. Levin and Mr. Sharpe will receive, on a prorated basis, an annual cash retainer of $4,500.

Other than as described above, there are no arrangements or understandings between Mr. Levin, Mr. Sharpe or Ms. Stensrud and any other persons pursuant to which Mr. Levin, Mr. Sharpe and Ms. Stensrud were elected as a director.  Mr. Levin, Mr. Sharpe and Ms. Stensrud do not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party, nor has Mr. Levin, Mr. Sharpe or Ms. Stensrud had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

Item 7.01  Regulation FD Disclosure.

A copy of the press release, dated May 3, 2012, announcing the election of Mr. Levin, Mr. Sharpe and Ms. Stensrud is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press release, dated May 3, 2012, of Christopher & Banks Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President, General Counsel

Date: May 3, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated May 3, 2012, of Christopher & Banks Corporation.